Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-167170 on Form S-8 of our reports dated February 26, 2020 relating to the financial statements of The Wendy’s Company and the effectiveness of The Wendy’s Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of The Wendy’s Company for the year ended December 29, 2019.

/s/ Deloitte & Touche LLP

Columbus, Ohio
May 27, 2020